                                                                     EXHIBIT 3.2



                                    RESTATED

                                     BYLAWS

                                       OF

                            LUFKIN INDUSTRIES, INC.



                                                        Dated: November 20, 1991

                                     BYLAWS
                                     INDEX

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                                                                                        Page
                                                                                        ----
ARTICLE I..............................................................................   1
  Section 1.  Principal Office.........................................................   1
  Section 2.  Registered Office........................................................   1
  Section 3.  Other Offices............................................................   1

ARTICLE II
  MEETINGS OF SHAREHOLDERS.............................................................   1
  Section 1.  Place of Meetings........................................................   1
  Section 2.  Shareholder Meetings.....................................................   2
  Section 3.  Special Meetings.........................................................   2
  Section 4.  Notice of Meetings.......................................................   2
  Section 5.  Voting Lists.............................................................   2
  Section 6.  Quorum...................................................................   3
  Section 7.  Organization.............................................................   3
  Section 8.  Proxies..................................................................   4
  Section 9.  Voting of Shares.........................................................   4
  Section 10.  Voting of Shares by Certain Holders.....................................   5
  Section 11.  Election of Directors...................................................   6
  Section 12.  Notice of Shareholder Business and Nomination of Directors..............   6

ARTICLE III
  DIRECTORS............................................................................  10
  Section 1.  Number and Qualification.................................................  10
  Section 2.  Election and Term of Office..............................................  11
  Section 3.  Resignation..............................................................  11
  Section 4.  Removal..................................................................  11
  Section 5.  Vacancies................................................................  11
  Section 6.  General Powers...........................................................  12
  Section 7.  Compensation.............................................................  12
  Section 8.  Retirement...............................................................  12

ARTICLE IV
  MEETINGS OF THE BOARD................................................................  12
  Section 1.  Place of Meetings........................................................  12
  Section 2.  Annual Meeting...........................................................  13
  Section 3.  Regular Meetings.........................................................  13

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  Section 4.  Special Meetings.........................................................  13
  Section 5.  Quorum and Action........................................................  13
  Section 6.  Presumption of Assent to Action..........................................  14

ARTICLE V
  EXECUTIVE COMMITTEE..................................................................  14
  Section 1.  Membership and Authorities...............................................  14
  Section 2.  Minutes..................................................................  14
  Section 3.  Vacancies................................................................  14

ARTICLE VI
  OFFICERS.............................................................................  15
  Section 1.  Number...................................................................  15
  Section 2.  Election, Term of Office and Qualification...............................  15
  Section 3.  Subordinate Officers.....................................................  15
  Section 4.  Resignation..............................................................  15
  Section 5.  Removal..................................................................  16
  Section 6.  Vacancies................................................................  16
  Section 7.  The Chairman of the Board................................................  16
  Section 8.  The President............................................................  17
  Section 9.  The Vice Presidents......................................................  17
  Section 10.  The Secretary...........................................................  17
  Section 11.  Assistant Secretaries...................................................  18
  Section 12.  The Treasurer...........................................................  18
  Section 13.  Assistant Treasurers....................................................  19
  Section 14.  Treasurer's Bond........................................................  19
  Section 15.  The Chief Executive Officer.............................................  19
  Section 16.  The Chief Operating Officer.............................................  20
  Section 17.  Salaries................................................................  20
  Section 18.  Retirement..............................................................  20

ARTICLE VII
  CORPORATE SHARES.....................................................................  20
  Section 1.  Share Certificates.......................................................  20
  Section 2.  Transfer of Shares.......................................................  21
  Section 3.  Ownership of Shares......................................................  21
  Section 4.  Closing of Transfer Books................................................  22
  Section 5.  Dividends................................................................  23

ARTICLE VIII
  GENERAL PROVISIONS...................................................................  23
  Section 1.  Waiver of Notice.........................................................  23
  Section 2.  Seal.....................................................................  23

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  Section 3.  Fiscal Year..............................................................  23
  Section 4.  Reports of Situation and Amount of Business..............................  23
  Section 5.  Checks, Notes, etc.......................................................  23
  Section 6.  Voting Upon Shares Held by the Corporation...............................  24
  Section 7.  Action of Board of Directors or any Executive Committee Without Meeting..  24

ARTICLE IX
  INDEMNIFICATION......................................................................  24
  Section 1.  Indemnification..........................................................  24

ARTICLE X
  AMENDMENTS...........................................................................  26
  Section 1.  Amendments by Board of Directors and Shareholders........................  26

                            LUFKIN INDUSTRIES, INC.

                                  B Y L A W S

                                   ARTICLE I

                                    Offices

           Section 1. Principal Office. The principal office of the Corporation shall be in the City of Lufkin, County of Angelina, State of Texas.

           Section 2. Registered Office. The registered office of the Corporation required by the Texas Business Corporation Act to be maintained in the State of Texas, may be, but need not be, identical with the principal office, and the address of the registered office may be changed from time to time by the Board of Directors.

           Section 3. Other Offices. The Corporation may also have offices at such other places both within and without the State of Texas as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                    ARTICLE II
                            MEETINGS OF SHAREHOLDERS

           Section 1. Place of Meetings. The Board of Directors may designate any place, either within or without the State of Texas, as the place of meeting for any annual meeting or for any special meeting called by the Board. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without the State of Texas, as the place for the holding of such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the Corporation.

           Section 2. Shareholder Meetings. The annual meeting of shareholders shall be held on the date and at the time filed, from time to time, by the Board of Directors. Special meetings of shareholders shall be held on the date and at the time fixed by the Board of Directors and set forth in the call of meeting. Any previously scheduled annual or special meeting may be postponed by resolution of the Board of Directors upon public notice given prior to the date previously scheduled for such meeting.

           Section 3. Special Meetings. Special meetings of the shareholders for any purpose or purposes, unless otherwise prescribed by law or by the Articles of Incorporation, may be called by the Chairman of the Board, the President, the Board of Directors or the holders of not less than one-tenth (1/10) of all the shares entitled to vote at the meetings. Business transacted at all special meetings shall be confined to the purpose or purposes stated in the call.

           Section 4. Notice of Meetings. Written or printed notice of all meetings of shareholders stating the place, day and hour thereof, and in the case of a special meeting the purpose or purposes for which the meeting is called, shall be personally served upon or mailed to each shareholder of record entitled to vote thereat at such address as appears on the stock transfer books of the Corporation not less than ten (10) nor more than sixty (60) days before the date of the meeting.

          If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books, with postage thereon prepaid.

           Section 5. Voting Lists. The officer or agent having charge of the stock transfer books for shares of the Corporation shall make, at least ten (10) days before each meeting of the shareholders, a complete list of shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of each and the number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer books shall be prima-facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.

           Section 6. Quorum. The holders of a majority of the shares entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business, except as otherwise provided by law, by the Articles of Incorporation or by these Bylaws. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time without notice other than announcement at the meeting until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.

          In addition, any annual or special meeting of the shareholders may be adjourned, whether or not a quorum is present, by the Chairman of the Board, the President or pursuant to a resolution of the Board of Directors.

           Section 7. Organization. The Chairman of the Board shall preside at all meetings of the shareholders. In the absence of the Chairman of the Board, the President shall preside. In the absence of the President, a Vice President shall preside. In the absence of all of these officers any shareholder or the duly appointed proxy of any shareholder may call the meeting to order and a chairman shall be elected from among the shareholders present.

          The Secretary of the Corporation shall act as secretary at all meetings of the shareholders. In his absence an Assistant Secretary shall so act and in the absence of all of these officers the presiding officer may appoint any person to act as secretary of the meeting.

           Section 8. Proxies. At any meeting of the shareholders every shareholder entitled to vote thereat shall be entitled to vote in person or by proxy appointed by instrument in writing executed by such shareholder or by his duly authorized attorney-in-fact. All proxies shall be filed with the Secretary of the meeting before being voted on. No appointment of a proxy shall be valid after the expiration of eleven (11) months from the date of its execution unless such proxy otherwise provides. A proxy shall be revocable unless expressly provided therein to be irrevocable or unless otherwise made irrevocable by law.

           Section 9. Voting of Shares. Except as otherwise provided by law, the Articles of Incorporation or these Bylaws, each shareholder shall have one
(1) vote for each share having voting rights registered in his name on the books of the Corporation at the time of the closing of the stock transfer books (or at the record date) for such meeting. When a quorum is present at any meeting the vote of holders of a majority of the shares entitled to vote, present in person or represented by proxy, shall decide any matter submitted to such meeting, unless the matter is one upon which by law or by express provision of the Articles of Incorporation or of these Bylaws the vote of a greater number is required, in which case the vote of such greater number shall govern and control the decision of such matter.

           Section 10. Voting of Shares by Certain Holders. Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the bylaws of such corporation may authorize or, in the absence of such authorization, as the board of directors of such corporation may determine.

          Shares held by an administrator, executor, guardian or conservator may be voted by him so long as such shares forming a part of an estate are in the possession and form a part of the estate being served by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name as trustee.

          Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority to do so be contained in an appropriate order of the court by which such receiver was appointed.

          A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

          Shares of its own stock belonging to the Corporation, shares of its own stock owned by another corporation the majority of the voting stock of which is owned or controlled by the Corporation, and shares of its own stock held by the Corporation in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

           Section 11. Election of Directors. At each election for Directors each shareholder entitled to vote thereat shall, unless otherwise provided by the Articles of Incorporation or by applicable law, have the right to vote the
number of shares owned by him for as many   persons as there are to be elected
and for whose election he has a right to vote. No shareholder shall ever have the right or be permitted to cumulate his votes on any basis, any and all rights of cumulative voting being expressly prohibited.

            Section 12. Notice of Shareholder Business and Nomination of Directors.
          (a) Annual Meetings of Shareholders. (i) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the shareholders shall only be made at an annual meeting of shareholders (A) by or at the direction of the Board of Directors or
(B) by any shareholder of the Corporation who was a shareholder of record at the time of giving of notice provided for in this Bylaw, who is entitled to vote at the meeting and who has complied with the notice procedures set forth in this
Section 12.

          (ii) For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (c) of paragraph (a)(i) of this Section 12, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of (x) the 60th day prior to such annual meeting and (y) the 10th day following the day on which public announcement of the date of such meeting is first made. Such shareholder's notice shall set forth: (A) as to each person whom the shareholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (B) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; (C) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (I) the name and address of such shareholder, as they appear on the Corporation's books, and of such beneficial owner and (II) the class and number of shares of the Corporation which are owned beneficially and of record by such shareholder and such beneficial owner.

          (iii)     Notwithstanding anything in the second sentence of paragraph
(a)(ii) of this Section 12 to the contrary, in the event that any person nominated by the Board of Directors of the Corporation for election as a director (other than a person nominated to fill a vacancy created by the death of a director) was not a director or nominee named (A) in the Corporation's proxy statement for the preceding annual meeting or (B) in a public announcement made by the Corporation at least 70 days prior to the first anniversary of the preceding year's annual meeting (a "New Nominee"), a shareholder's notice required by this Section 12 shall also be considered timely if it shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which public announcement is first made by the Corporation of the election or nomination of such New Nominee to the Board of Directors.

          (iv) The Corporation shall set forth in its proxy statement for each annual meeting of shareholders a summary of the notice provisions of these Bylaws relating to annual meetings of shareholders.

          (b) Special Meeting of Shareholders. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the notice of meeting (i) by or at the direction of the Board of Directors or (ii) by any shareholder of the Corporation who (A) is a shareholder of record at the time of giving of the notice provided for in this Section 12, (B) is entitled to vote at the meeting and (C) complies with the notice procedures set forth in this
Section 12. Shareholders, who are not the shareholders calling the special meeting of shareholders, if any, desiring to nominate persons for election to the Board of Directors at such a special meeting of shareholders shall deliver the shareholder's notice required by paragraph (a) (ii) of this Section 12 to the Secretary of the Corporation at the principal executive offices of the Corporation not earlier than the 90th day prior to such special meeting and not later than the close of business on the later of (x) the 60th day prior to such special meeting and (y) the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors, if any, to be elected at such meeting. A shareholder or shareholders who are the beneficial owners of not less than one-tenth (1/10) of all the shares entitled to vote at such meeting desiring to call a special meeting of shareholders shall deliver the shareholder's notice required by paragraph (a)(ii) of this Section 12, accompanied by information which reasonably demonstrates that such shareholder or shareholders fulfill the ownership requirement for a shareholder to be entitled to call a special meeting of the shareholders, to the Secretary of the Corporation at the principal executive offices of the Corporation. If the information required by the preceding sentence is properly supplied as required by such sentence, the Board of Directors shall (1) within 30 days of receipt of such notice establish a record date for shareholders entitled to notice of and to vote at such meeting in accordance with these Bylaws, (2) establish a date for such meeting within 90 days of the date of receipt of such notice in accordance with these Bylaws and (3) direct the President or Secretary to provide notice of such meeting, or direct the shareholders which delivered the notice to the Corporation requesting such meeting to provide notice of such meeting, to each shareholder of record entitled to vote thereat in accordance with the reasonable directions of the Board of Directors and these Bylaws.

          (c) General. (i) Only persons who are nominated in accordance with the procedures set forth in this Section 12 shall be eligible to serve as directors. Only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 12. The chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 12 and, if any proposed nomination or business is not in compliance with this Section 12, to declare that such defective proposal shall be disregarded.

          (ii) For purposes of this Section 12, "public announcement" shall mean disclosure (i) in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service, (ii) in a notice contained in the Wall Street Journal or other comparable national financial newspaper,
(iii) in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act or
(iv) in a general mailing by the Corporation to its shareholders of record given in accordance with these Bylaws.

          (iii) Notwithstanding the foregoing provisions of this Section 12, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 12.

                                  ARTICLE III

                                   DIRECTORS

           Section 1. Number and Qualification. The property, business and affairs of the Corporation shall be managed and controlled by a Board of eleven
(11) Directors that shall be elected annually. Directors need not be residents of the State of Texas or shareholders of the Corporation. The number of Directors constituting the Board of Directors of the Corporation may be increased or decreased from time to time by resolution adopted by the affirmative votes of eighty percent (80%) of the members of the entire Board. In no case shall the Board of Directors be composed of less than nine (9) nor more than fifteen (15) members. No decrease in the number of Directors shall have the effect of shortening the term of any incumbent Director.

           Section 2. Election and Term of Office. The Directors shall be elected in classes as provided in the Third Restated Articles of Incorporation. Each Director so elected shall hold office until his successor shall be elected or until his death or until he shall resign or be removed in the manner hereinafter provided.

           Section 3. Resignation. Any Director may resign at any time by giving written notice to the Chairman of the Board, President or Secretary. Such resignation shall take effect at the time specified therein and unless otherwise specified therein the acceptance of such resignation shall not be necessary to make it effective.

           Section 4. Removal. Any Director or Directors, including the entire Board, may be removed for cause by the affirmative votes of the holders of a majority of the shares of the Corporation entitled to vote in the election of Directors at any special meeting of shareholders called expressly for that purpose; shareholders may not remove any Director without cause. The Board may not remove any Director for or without cause, and no recommendation by the Board that a Director be removed for cause may be made to the shareholders except upon the affirmative vote of not less than 80% of the members of the entire Board.

           Section 5. Vacancies. Vacancies in the Board of Directors, whether arising through death, resignation or removal of a Director, may be filled by the affirmative vote of a majority of the remaining Directors though less than a quorum. A Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. A directorship to be filled by reason of an increase in the number of Directors may be filled by the Board of Directors but only for a term of office continuing until the election of one or more Directors by the shareholders; provided that the Board of Directors may not fill more than two such directorships during the period between any two successive annual meetings of shareholders. No decrease in the number of Directors constituting the Board shall shorten the term of any incumbent Director.

           Section 6. General Powers. In addition to the powers and authorities expressly conferred upon them by these Bylaws, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the shareholders.

           Section 7. Compensation. Directors as such shall not receive any stated salary for their services but by resolution of the Board a fixed honorarium or retainer or other expenses of attendance, if any, may be allowed for attendance at any regular or special meeting of the Board provided that nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

           Section 8. Retirement. No person may be nominated for election or reelection as a Director of the Corporation who has attained the age of 70 years or more on or prior to the date fixed for the meeting of stockholders or Directors of the Corporation to be held for the purpose of electing or reelecting such Director.

                                  ARTICLE IV

                             MEETINGS OF THE BOARD

           Section 1. Place of Meetings. The Directors of the Corporation may hold their meetings, both regular and special, either within or without the State of Texas.

           Section 2. Annual Meeting. A regular meeting of the Board shall be held without other notice than this Bylaw immediately after and at the same place as the annual meeting of shareholders.

           Section 3.  Regular Meetings.   The Board of Directors may provide,
by resolution, the time and place, either within or without the State of Texas, for the holding of additional regular meetings without other notice than such resolution.

           Section 4. Special Meetings. Special meetings of the Board may be called by the Chairman of the Board or the President on three (3) days' notice to each Director given either personally, by mail or by telegram. Special meetings shall be called by the Chairman of the Board, President or Secretary in like manner and on like notice on the written request of two (2) Directors. Neither the purpose of nor the business to be transacted at any special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting. Attendance of a Director at a meeting shall constitute a waiver of notice of such meeting except where a Director attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

           Section 5. Quorum and Action. At all meetings of the Board the presence of a majority of the Directors shall be necessary and sufficient to constitute a quorum for the transaction of business and the act of a majority of the Directors at any meeting at which a quorum is present shall be the act of the Board of Directors unless the act of a greater number is required by law, the Articles of Incorporation or these Bylaws. If a quorum shall not be present at any meeting of Directors, the Directors present thereat may adjourn the meeting from time to time without notice other than announcement at the meeting until a quorum shall be present.

           Section 6. Presumption of Assent to Action. A Director who is present at a meeting of the Board at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

                                   ARTICLE V

                              EXECUTIVE COMMITTEE

           Section 1. Membership and Authorities. The Board of Directors, by resolution adopted by a majority of the whole Board, may designate two (2) or more Directors to constitute an Executive Committee, which Committee to the extent provided in such resolution, shall have and may exercise all of the authority of the Board of Directors in the business and affairs of the Corporation, except where action of the Board of Directors is specified by applicable law, but the designation of such Committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it or him by law.

           Section 2. Minutes. The Executive Committee shall keep regular minutes of its proceedings and report the same to the Board when required.

           Section 3. Vacancies. The Board of Directors shall have the power at any time to fill vacancies in, to change the membership of, or to dissolve, the Executive Committee.

                                  ARTICLE VI

                                   OFFICERS

           Section 1. Number. The officers of the Corporation shall be a Chairman of the Board, a President, a Vice President, a Secretary and a Treasurer. The Board of Directors may also choose additional Vice Presidents and one or more Assistant Secretaries and/or Assistant Treasurers. One person may hold any two or more of said offices except those of President and Secretary.

           Section 2. Election, Term of Office and Qualification. The Officers of the Corporation shall be elected by the Board of Directors at its first meeting after each annual meeting of shareholders. The Board shall elect a Chairman of the Board, a President, one or more Vice Presidents, a Secretary and a Treasurer, none of whom, except the Chairman of the Board or the President, need be a member of the Board. Each officer so elected shall hold office until his successor shall have been duly chosen and qualified or until his death or his resignation or removal in the manner hereinafter provided.

           Section 3. Subordinate Officers. The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such term, have such authority and perform such duties as the Board of Directors may from time to time determine. The Board of Directors may delegate to any committee or officer the power to appoint any such subordinate officer or agent.

           Section 4. Resignation. Any officer may resign at any time by giving written notice thereof to the Board of Directors or to the Chairman of the Board, to the President or Secretary of the Corporation. Any such resignation shall take effect at the time specified therein and unless otherwise specified therein the acceptance of such resignation shall not be necessary to make it effective. Acceptance of such resignation shall be without prejudice to the contract rights of the Corporation in regard to the employment of such person.

           Section 5. Removal. Any officer elected or appointed by the Board of Directors may be removed by the Board at any time with or without cause, but such removal shall be without prejudice to the employment contract rights, if any, of the person so removed. Any other officer may be removed at any time with or without cause by the Board of Directors or by any committee or superior officer upon whom such power of removal may be conferred by the Board of Directors.

           Section 6. Vacancies. A vacancy in any office shall be filled for the unexpired portion of the term by the Board of Directors, but in case of a vacancy occurring in an office filled in accordance with the provisions of
Section 3 of this Article, such vacancy may be filled by any committee or superior officer upon whom such power may be conferred by the Board of Directors.

           Section 7. The Chairman of the Board. The Chairman of the Board shall preside at all meetings of the shareholders and at all meetings of the Board of Directors at which he is present; shall be ex officio a member of all standing committees; shall perform such other duties, responsibilities and authorities as shall be assigned to him by the Board of Directors from time to time and shall see that all orders and resolutions of the Board of Directors are carried into effect. He may sign, with any other proper officer, certificates for shares of the Corporation and any deeds, bonds, mortgages, contracts and other documents which the Board of Directors has authorized to be executed, except where required by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors or these Bylaws, to some other officer or agent of the Corporation.

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

           Section 8. The President. The President shall, in the absence of the Chairman of the Board, preside at all meetings of the shareholders and at all meetings of the Board of Directors; shall be ex officio a member of all standing committees; shall perform such other duties, responsibilities and authorities as shall be assigned to him by the Board of Directors from time to time and by the Chairman of the Board and shall see that all orders and resolutions of the Board of Directors are carried into effect. He may sign, with any other proper officer, certificates for shares of the Corporation and any deeds, bonds, mortgages, contracts and other documents which the Board of Directors has authorized to be executed, except where required by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors or these Bylaws, to some other officer or agent of the Corporation.

           Section 9. The Vice Presidents. Vice Presidents shall perform the duties as are given to them by these Bylaws and as may from time to time be assigned to them by the Board of Directors, the Chairman of the Board or the President and may sign, with any other proper officer; certificates for shares of the Corporation. In the absence of the Chairman of the Board and of the President, the Vice President designated as the executive Vice President by the Board of Directors (or in the absence of such designation, the senior Vice President) shall perform the duties and exercise the powers of the President. The Board of Directors may from time to time add to the title of "Vice President" such additional descriptive prefix and/or suffix as may in their opinion indicate the services or duties to be performed by the person serving in such office.

           Section 10. The Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for the Executive Committee and standing committees when required. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors as required by law or by these Bylaws, be custodian of the corporate records and have general charge of the stock books of the Corporation and shall perform such other duties as may be prescribed by the Board of Directors, the Chairman of the Board or the President, under whose supervision he shall be. He may sign, with any other proper officer, certificates for shares of the Corporation and shall keep in safe custody the seal of the Corporation, and, when authorized by the Board, affix the same to any instrument requiring it and, when so affixed, it shall be attested by his signature or by the signature of the Treasurer or an Assistant Secretary.

           Section 11. Assistant Secretaries. The Assistant Secretaries shall perform the duties as are given to them by these Bylaws or as may from time to time be assigned to them by the Board of Directors or by the Secretary. At the request of the Secretary, or in his absence or disability, the Assistant Secretary designated by the Secretary (or in the absence of such designation the senior Assistant Secretary) shall perform the duties and exercise the powers of the Secretary.

           Section 12. The Treasurer. The Treasurer shall have the custody and be responsible for all corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chairman of the Board, the President and Directors, at the regular meetings of the Board, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Corporation. He may sign, with any other proper officer, certificates for shares of the Corporation.

           Section 13. Assistant Treasurers. The Assistant Treasurers shall perform the duties as are given to them by these Bylaws or as may from time to time be assigned to them by the Board of Directors or by the Treasurer. At the request of the Treasurer, or in his absence or disability, the Assistant Treasurer designated by the Treasurer (or in the absence of such designation the senior Assistant Treasurer) shall perform the duties and exercise the powers of the Treasurer.

           Section 14. Treasurer's Bond. If required by the Board of Directors, the Treasurer and any Assistant Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

           Section 15. The Chief Executive Officer. The Chief Executive Officer shall have supervision of and exercise general executive powers relating to all of the operations and business of the Corporation, shall from time to time assign all of the officers of the Corporation their respective duties and responsibilities and shall exercise all such other powers and duties as from time to time may be conferred upon or assigned to him by the Board of Directors. The Board of Directors may from time to time designate by resolution the Chairman of the Board or the President as the Chief Executive Officer but in the absence of such resolution, the Chairman of the Board shall be the Chief Executive Officer.

           Section 16. The Chief Operating Officer. The Chief Operating Officer shall, under the supervision of the Chief Executive Officer, manage the day to day operations of the Corporation and in general shall assist the Chief Executive Officer and perform such other duties as may be assigned to him by the Chief Executive Officer ox by the Board of Directors. The Board of Directors may designate by resolution either the President or any Vice President as the Chief Operating Officer but in the absence of such a resolution, the President shall be the Chief Operating Officer.

           Section 17. Salaries. The salary or other compensation of officers shall be fixed from time to time by the Board of Directors. The Board of Directors may delegate to any committee or officer the power to fix from time to time the salary or other compensation of officers and agents appointed in accordance with the provisions of Section 3 of this Article.

           Section 18. Retirement. No person may be elected or reelected as an officer of the Corporation who has attained the age of 70 years or more at the normal time for election for officers.

                                  ARTICLE VII

                               CORPORATE SHARES

           Section 1. Share Certificates. The certificates representing shares of the Corporation shall be in such form, not inconsistent with statutory provisions and the Articles of Incorporation, as shall be approved by the Board of Directors. The certificates shall be signed by the Chairman of the Board, the President or a Vice President, and either the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the Corporation, and sealed with the corporate seal or a facsimile thereof. The signatures of the Chairman of the Board, the President or Vice President, Secretary or Assistant Secretary, Treasurer or Assistant Treasurer upon a certificate may be facsimiles, if the certificate is countersigned by a transfer agent, or registered by a registrar, either of which is other than the Corporation itself or an employee of the Corporation. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued with the same effect as if he were such officer at the date of its issuance.

          All certificates shall be consecutively numbered and the name of the person owning the shares represented thereby, with the number of such shares and the date of issue, shall be entered on the Corporation's books.

          All certificates surrendered to the Corporation shall be canceled, and no new certificate shall be issued until the former certificate for the same number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

           Section 2. Transfer of Shares. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

           Section 3. Ownership of Shares. The Corporation shall be entitled to treat the holder of record of any share or shares as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Texas.

           Section 4. Closing of Transfer Books. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, sixty (60) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty
(60) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action, requiring such determination of shareholders is to be taken, and the determination of shareholders on such record date shall apply with respect to the particular action requiring the same notwithstanding any transfer of shares on the books of the Corporation after such record date.

          If the Board of Directors does not provide for closing of the transfer books or does not set a record date, relative to a particular meeting, then in such event the record time and date for the determination of shareholders entitled to notice of and to vote at such meeting shall be the close of business on the 30th day immediately preceding such meeting.

           Section 5. Dividends. The Board of Directors may, from time to time, declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and the Articles of Incorporation.

                                  ARTICLE VII

                              GENERAL PROVISIONS

           Section 1. Waiver of Notice. Whenever, under the provisions of applicable law or of the Articles of Incorporation or of these Bylaws, any notice is required to be given to any shareholder or Director, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice.

           Section 2. Seal. The corporate seal shall have inscribed thereon the name of the Corporation and shall be in such form as may be approved by the Board of Directors. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

            Section 3. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

           Section 4. Reports of Situation and Amount of Business. The Board of Directors shall, when requested by the holders of at least one-third of the outstanding shares of the Corporation, present written reports of the situation and amount of business of the Corporation.

           Section 5. Checks, Notes, etc. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

           Section 6. Voting Upon Shares Held by the Corporation. Unless otherwise ordered by the Board of Directors, the Chairman of the Board and in the alternative the President shall have full power and authority on behalf of the Corporation to attend and to act and to vote at any meeting of shareholders of any Corporation in which this Corporation may hold shares and at any such meeting shall possess and may exercise any and all of the rights and powers incident to the ownership of such shares and which, as the owner thereof, the Corporation might have possessed and exercised, if present. The Board of Directors by resolution from time to time may confer like powers upon any other person or persons.

           Section 7. Action of Board of Directors or any Executive Committee Without Meeting. Any action required by any provisions of law or of the Articles of Incorporation or these Bylaws to be taken at a meeting of the Board of Directors, or any executive committee, may be taken without a meeting if consent in writing setting forth the action so taken shall be signed by all of the members of the Board of Directors or the executive committee, as the case may be. Such consent shall have the same force and effect as a unanimous vote at a meeting.

                                  ARTICLE IX

                                INDEMNIFICATION

            Section 1.  Indemnification.

          (A) The Corporation shall indemnify, to the fullest extent permitted by Texas law, every person who is or was a director of the Corporation and any person who, while a director of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise with respect to all costs and expenses incurred by such person as a result of such person being made or threatened to be made a defendant or respondent in a proceeding by reason of his holding a position named above in this paragraph.

          (B) The Corporation shall indemnify, to the fullest extent that indemnification for directors is permitted by Texas law, every person who is or was an officer of the Corporation and any person who, while an officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise with respect to all costs and expenses incurred by such person as a result of such person being made or threatened to be made a defendant or respondent in a proceeding by reason of his holding a position named above in this paragraph.

          (C) The Corporation shall advance expenses to any person named in paragraph (A) or (B) of this Section who was, is, or is threatened to be made a party in a proceeding by reason of his holding a position named in paragraph (A) or (B), to the fullest extent permitted by Texas law.

          (D) It is the intent of the Corporation to indemnify the persons referred to in this Section to the fullest extent permitted by law. The indemnification provided by this Section shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any law, the Corporation's articles of incorporation, agreement, vote of shareholders or directors, or otherwise, or under any policy or policies of insurance purchased and maintained by the Corporation on behalf of any such person, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer, and shall inure to the benefit of the heirs, executors and administrators of such a person.

          The indemnification provided herein shall be applicable whether or not negligence or gross negligence of the person seeking indemnification is alleged or proven.

          (E) The indemnification provided by this Section shall be subject to all valid and applicable laws, including, without limitation, Article 2.02-1 of the Texas Business Corporation Act, and, in the event this Section or any of the provisions hereof, or the indemnification contemplated hereby are found to be inconsistent with or contrary to any such valid laws, the latter shall be deemed to control and this Section shall be regarded as modified accordingly, and, as so modified, to continue in full force and effect.

                                   ARTICLE X

                                  AMENDMENTS

           Section 1. Amendments by Board of Directors and Shareholders. The Directors, by the affirmative vote of a majority of the Directors and without the assent or vote of the stockholders, may at any meeting, provided the substance of the proposed amendment shall have been stated in the notice of the meeting, alter, amend, or repeal these Bylaws or adopt new Bylaws. The shareholders shall not repeal or change any of the provisions of these Bylaws except by the vote of the holders of not less than 80 percent of the total voting power of all shares of stock of the Corporation entitled to vote in the election of Directors, considered for purposes of this Article X as one class.

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